UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2007

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2007, at Danaher’s annual meeting of shareholders, Danaher’s shareholders approved the 2007 Stock Incentive Plan, the 2007 Executive Cash Incentive Compensation Plan and an amendment to the Amended and Restated Executive Deferred Incentive Program (the “EDIP Amendment”). Following is a brief description of the terms and conditions of these plans and the EDIP Amendment. The full text of the EDIP Amendment is also set forth below. The descriptions of the plans are subject to the full terms of such plans attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

2007 Stock Incentive Plan

The 2007 Stock Incentive Plan replaces the Danaher Corporation 1998 Stock Option Plan (the “1998 Plan”), which was adopted by the Board on May 5, 1998 and subsequently amended and restated. No further awards will be granted under the 1998 Plan. The total number of shares of common stock authorized and available for issuance under the 2007 Stock Incentive Plan is 12 million shares, of which no more than 4 million shares may be issued in any form other than options or stock appreciation rights. The 2007 Stock Incentive Plan expires May 15, 2017.

Under the 2007 Stock Incentive Plan, the following awards may be granted: stock options, restricted stock, stock appreciation rights, restricted stock units, and other stock-based awards, as such terms are defined in the 2007 Stock Incentive Plan (collectively, all such awards are referred to as “Awards”). Neither Danaher nor any of its subsidiaries will receive any consideration for the granting of these Awards, other than, where required, par value. All employees and non-employee directors (“directors”) are eligible to participate in the 2007 Stock Incentive Plan. An employee means any person employed as a common law employee of Danaher or a subsidiary.

The 2007 Stock Incentive Plan is administered by the Compensation Committee of the Board of Danaher (the “Administrator”). The 2007 Stock Incentive Plan requires that the Compensation Committee consist of at least two directors, each of whom is a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934 and each of whom is an “outside director” for purposes of Section 162(m) of the Code. The Administrator has the sole authority to grant Awards and sole and exclusive discretion to construe, interpret and administer the 2007 Stock Incentive Plan. The Administrator determines the employees and directors who will receive grants and the precise terms of the grants (including any provisions regarding acceleration of vesting and exercisability). The decisions of the Administrator shall be final and binding on all holders of Awards.

If any Award issued under the 2007 Stock Incentive Plan expires, is canceled, or terminates for any other reason, the shares of common stock available under the Award will again become available for issuance under the 2007 Stock Incentive Plan, but any shares of Danaher common stock surrendered for the payment of the exercise price of stock options or stock appreciation rights or used to satisfy a withholding obligation, and shares of common stock repurchased in the open market with the proceeds of a stock option exercise, will not again become available for use, and any expirations, cancellations, or terminations will count against the limits imposed under Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

In the case of any Award intended to comply with Code Section 162(m), in any calendar year, no employee or director may be granted options or stock appreciation rights under the 2007 Stock Incentive Plan with respect to more than 10,000,000 shares of Danaher common stock or restricted stock grants or awards of restricted stock units which in the aggregate cover the cash value equivalent of more than 10,000,000 shares of common stock (measured as of the date of grant, less $0.01 par value per share of common stock). No further grants will be made under the 2007 Stock Incentive Plan on and after the earlier of (1) May 15, 2017, or (2) the date on which all shares of stock reserved for issuance under the 2007 Stock Incentive Plan have been issued or are no longer available for issuance. Danaher intends to use any proceeds it receives under Awards for general corporate purposes.

Upon any change in Danaher’s capitalization such as a common stock dividend or stock split, the Administrator will make a proportionate and appropriate adjustment to the number of shares underlying outstanding Awards as well as the number of shares reserved for issuance under the 2007 Stock Incentive Plan

(including the limits regarding the number of shares available for Awards granted in any form other than options or SARs) and the number and type of shares specified as the annual per-participant limitation for purposes of Code Section 162(m).

Awards under the 2007 Stock Incentive Plan may be subject to time-based and/or performance-based vesting conditions. Awards subject to performance-based vesting conditions may be designed to comply with Section 162(m) of the Code. Under the 2007 Stock Incentive Plan, an Award that is designed to comply with Code Section 162(m) will be subject to any one of, or a combination of, the following performance-based criteria (which may be based on Danaher and its subsidiaries on a group-wide basis or on the basis of subsidiary, business platform, or operating unit results): earnings per share (on a fully diluted or other basis); stock price targets or stock price maintenance; return on capital or return on invested capital; pretax or after tax net income; working capital; earnings before interest, taxes, depreciation, and amortization (EBITDA); operating income; gross revenue; profit margin; free cash flow; cash flow; return on equity; and/or strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures. To the extent that an Award is not intended to comply with Section 162(m) of the Code, it may be subject to these and/or other measures of performance selected by the Administrator.

The Administrator may express each performance objective in absolute and/or relative terms, based on or using comparisons with current internal targets, the past performance of Danaher (including the performance of one or more subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other unrelated companies. For Awards subject to Code Section 162(m), the measures used in setting performance goals under the 2007 Stock Incentive Plan will, to the extent applicable, be determined in accordance with GAAP and in a manner consistent with the methods used in Danaher’s audited financial statements, but without regard to (i) extraordinary or nonrecurring items in accordance with GAAP, (ii) the impact of any change in accounting principles that occurs during one of the years included in the formula and the cumulative effect thereof (the Administrator may either apply the changed accounting principle to all periods included in the formula, or exclude the changed accounting principle from all periods included in the formula ), (iii) goodwill and other intangible impairment charges, (iv) gains or charges associated with discontinued operations or restructuring activities, (v) gains or charges related to the sale or impairment of assets, (vi) all charges directly related to acquisitions, including all contingent liabilities identified as of the acquisition date, (vii) the impact of any change in tax law that occurs during one of the years included in the formula which exceeds $10 million, and (viii) other objective income, expense, asset, and/or cash flow adjustments that may be consistent with the purposes of the performance goals set for the given performance period and are specified by the Committee no later than the earlier of the 90th day of the performance period or the date on which 25% of the performance period has been completed; provided, that with respect to the gains and charges referred to in sections (iii) through (vi), only gains or charges that individually or as part of a series of related items exceed $10 million are excluded.

In addition to the performance objectives established for any Award that is intended to comply with Code Section 162(m) and any time-based vesting provisions that may apply to such Award, any Award that is intended to comply with Code Section 162(m) will not vest under its terms unless Danaher has first achieved four consecutive fiscal quarters of positive net income during the period between the grant date and the tenth anniversary of the grant date and the Administrator has certified that such performance has been met. The Administrator will certify whether performance objectives are attained, and its determination will be final and conclusive. It may also use discretion to lower (but not increase) the vesting, level, or other benefits of a performance objective Award based on factors not listed above.

Unless the Administrator determines otherwise, any options or SARs that are vested as of a participant’s termination of employment (including any options or SARs the vesting of which accelerates as a result of the participant’s death) will remain exercisable until the earlier of the expiration of the award’s term or:

•	12 months after termination, if the termination results from the participant’s death or disability;

•	the time of termination, if the participant’s employment is terminated for gross misconduct;

•

five years after termination, if the participant voluntarily terminates employment (1) at or after reaching retirement age (age 65), or (2) before reaching age 65, if the Administrator determines that the termination constitutes an “early retirement”; or

•	3 months following the termination date, in all other situations.

A change of a participant’s status from employee to independent contractor is considered a termination of employment (subject to the plan administrator’s discretion).

Unless the Administrator determines otherwise, any portion of any RSU or restricted stock grant award that is vested as of a participant’s termination of employment (including any portion of any RSU or restricted stock grant award the vesting of which accelerates as a result of the participant’s death or the Administrator’s grant of “early retirement” treatment) will be settled upon termination. If an award survives for any period of time following termination of employment, it will nonetheless terminate as of the date that the participant violates any post-employment covenant between Danaher and the participant.

Unless otherwise provided by the Administrator, in the event the Administrator grants a participant “early retirement” treatment, the time-based vesting of any portion of any restricted stock unit or restricted stock grant scheduled to vest during the five-year period immediately following the retirement date is accelerated, and the balance of such restricted stock units or restricted stock grants terminates as of the retirement date.

Upon termination of a participant’s employment or service due to death, all outstanding stock options and stock appreciation rights become fully vested as of the date of death, and the vesting of a portion of his or her outstanding restricted stock units and restricted stock is accelerated as of the date of death (with such portion determined on a pro-rata basis for each part of an award with a separate vesting period, by reference to the number of years between the date the restricted stock units or restricted stock were granted (with any partial year counting as a full year) and the date of death divided by the number of years in the vesting period).

Upon the participant’s attainment of age 65 while employed or in service, irrespective of whether the participant then retires, the time-based vesting of the participant’s outstanding awards will automatically accelerate; performance-based vesting conditions will accelerate only in the discretion of the plan administrator (provided that such awards are not designated as subject to Code Section 162(m)).

The 2007 Stock Incentive Plan authorizes the grant of non-qualified stock options, which are not intended to satisfy the requirements of Section 422 of the Code. The exercise price of stock options granted under the 2007 Stock Incentive Plan may not be less than the fair market value of a share of Danaher’s common stock on the date of grant except where a lower exercise price is required to comply with Code Section 409A in the event of a stock option substitution, as contemplated by Section 4(e) of the 2007 Stock Incentive Plan. The “fair market value” means the closing price per share of common stock on the New York Stock Exchange on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding trading day. Except for adjustments related to changes in capital structure or a substantial corporate change of Danaher, the Administrator may not, absent the approval of the shareholders, reduce the exercise price of any outstanding options. No stock option will be exercisable more than ten years after the date it is granted.

Under the 2007 Stock Incentive Plan, stock appreciation rights (“stock appreciation rights” or “SARs”) may be granted to employees and directors. When a SAR is exercised, the employee receives a payment determined by calculating the difference between the fair market value of a share of Danaher’s common stock on the date of exercise and the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the date of grant of the SAR. Payment of a SAR may be made in cash or stock, or a combination of cash and stock. Any cash payment is made from Danaher’s general assets. No SAR will be exercisable more than ten years after the date it is granted.

A restricted stock grant is a direct grant of common stock, subject to restrictions and vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions. A participant who is awarded a restricted stock grant under the 2007 Stock Incentive Plan will have the same voting, dividend and other rights as Danaher’s other shareholders from the date of grant. Generally, any shares subject to unvested restricted stock grants are forfeited upon termination of employment (other than by reason of death or retirement). Unless otherwise specified by the Administrator, any performance-based vesting conditions relating to restricted stock grants must be satisfied, if at all, prior to the 10th anniversary of the date of grant.

The Administrator may also grant restricted stock units under which the participants will be entitled, at some future date, to receive shares of Danaher’s common stock. Shares of common stock shall be issuable to the participant only upon the lapse of the restrictions on the restricted stock units and satisfaction of any applicable vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions. A participant who is awarded restricted stock units under the 2007 Stock Incentive Plan shall possess no incidents of ownership with respect to the underlying shares of common stock. Generally, any shares subject to unvested restricted stock units are forfeited upon termination of employment (other than by reason of death or retirement). Unless otherwise specified by the Administrator, any performance-based vesting conditions relating to restricted stock units must be satisfied, if at all, prior to the 10th anniversary of the date of grant.

Other Awards that are valued in whole or in part by reference to, or otherwise based on or related to, Danaher’s common stock may also be granted to employees and directors.

Generally, Awards under the 2007 Stock Incentive Plan may not be pledged, assigned or otherwise transferred or disposed of in any manner other than by will or the laws of descent or distribution. However, the Administrator has the authority to allow the transfer of Awards by gift to members of the participant’s immediate family, children, grandchildren, or spouse, trusts for the benefit of such family members, or partnerships whose only partners are such family members.

As defined in the 2007 Stock Incentive Plan, a substantial corporate change includes (i) Danaher’s dissolution or liquidation; (ii) a merger, consolidation, or reorganization in which Danaher is not the surviving entity; (iii) the sale of substantially all of Danaher’s assets to another person or entity; or (iv) any transaction approved by the Board (including a merger or reorganization in which Danaher survives) that results in any person or entity (other than any affiliate of Danaher as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of Danaher. Upon a substantial corporate change, the 2007 Stock Incentive Plan and any forfeitable portions of the Awards will terminate unless provision is made for the assumption or substitution of the outstanding Awards. Unless the Board determines otherwise, if any Award would otherwise terminate upon a substantial corporate change, the Administrator will either (i) provide holders of options and SARs with a right, at such time before the consummation of the transaction as the Board designates, to exercise any unexercised portion of an option or SAR, whether or not previously exercisable, or (ii) cancel each Award after payment of an amount in cash, cash equivalents or successor equity interests substantially equal to the fair market value of the underlying shares of common stock under the transaction minus, for any options or SARs, the exercise price for the shares covered by the option or SAR.

To comply with the laws in countries outside the United States in which the Danaher or any of its subsidiaries operates or has employees, the Administrator shall have the authority to determine which subsidiaries shall be covered by the 2007 Stock Incentive Plan and which employees outside the United States are eligible to participate in the 2007 Stock Incentive Plan, to modify the terms and conditions of any Award granted to employees outside the United States and to establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

The Board may amend, suspend or terminate the 2007 Stock Incentive Plan. However, no amendment may be effected without approval of Danaher’s shareholders to the extent such approval is required under applicable law or any applicable stock exchange rule. Except as required by law or upon a dissolution, liquidation, merger or similar corporate change, the Administrator may not modify, amend or cancel, prospectively or retroactively, any grant made under the 2007 Stock Incentive Plan without the written consent of the participant if such action would adversely affect the participant, provided however, that the Board reserves the right to unilaterally alter or modify the Plan and any Awards made thereunder to ensure all Awards provided to participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Code Section 409A.

2007 Executive Cash Incentive Compensation Plan

The 2007 Cash Incentive Compensation Plan replaces Danaher’s existing executive cash incentive compensation plan which was adopted in 2003, and no further amounts will be paid under the 2003 plan. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers, which we refer to collectively as covered employees, unless the compensation in excess of $1,000,000 is qualified as “performance based” compensation. In order for compensation to qualify as “performance-based” compensation for purposes of Section 162(m), among other requirements, the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders. In order for payments under the 2007 Cash Incentive Compensation Plan to qualify as “performance-based” compensation for purposes of Section 162(m), Danaher submitted the plan to its shareholders for approval.

Our executive officers (other than Steven Rales and Mitchell Rales) are eligible for awards under the 2007 Cash Incentive Compensation Plan. The 2007 Cash Incentive Compensation Plan will be administered by the Compensation Committee (the “Committee”), which is composed entirely of two or more directors who meet the criteria of “outside director” under Section 162(m).

The Committee will establish the terms of awards under the 2007 Cash Incentive Compensation Plan no later than the earlier of the 90th day of the performance period, or the date on which 25% of the performance period has been completed (the “applicable period”). A participant’s potential award may be expressed in dollars or may be based on a formula that is consistent with the provisions of the plan. Awards will be earned under the plan for a given performance period only if Danaher has positive net income for the period, as determined according to GAAP. If Danaher has positive net income for the period, the award amount payable to a participant for the performance period will equal the lesser of (1) five million dollars ($5,000,000) or (2) the amount earned pursuant to the performance goals and other award terms set by the Committee for the participant for the performance period, subject to any further negative discretion adjustments (up to and including elimination of the award) as the Committee may determine. The performance goals will be based on any one of, or a combination of, the following performance-based criteria, which may be based on Danaher and its subsidiaries on a groupwide basis or on the basis of subsidiary, business platform or operating unit results: earnings per share (on a fully diluted or other basis); stock price targets or stock price maintenance; return on capital or return on invested capital; pretax or after tax net income; working capital; earnings before interest, taxes, depreciation, and amortization (EBITDA); operating income; gross revenue; profit margin; free cash flow; cash flow; return on equity; and/or strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures.

The Committee may express each performance objective in absolute and/or relative terms, based on or using comparisons with current internal targets, the past performance of Danaher (including the performance of one or more subsidiaries, business platforms, and/or operating units) and/or the past or current performance of other companies. The measures used in setting performance goals under the plan will, to the extent applicable, be determined in accordance with GAAP and in a manner consistent with the methods used in Danaher’s audited financial statements, but without regard to (i) extraordinary or nonrecurring items in accordance with GAAP, (ii) the impact of any change in accounting principles that occurs during one of the years included in the formula and the cumulative effect thereof (the Committee may either apply the changed accounting principle to all periods included in the formula, or exclude the changed accounting principle from all periods included in the formula ), (iii) goodwill and other intangible impairment charges, (iv) gains or charges associated with discontinued operations or restructuring activities, (v) gains or charges related to the sale or impairment of assets, (vi) all charges directly related to acquisitions, including all contingent liabilities identified as of the acquisition date, (vii) the impact of any change in tax law that occurs during one of the years included in the formula which exceeds $10 million, and (viii) other objective income, expense, asset, and/or cash flow adjustments that may be consistent with the purposes of the performance goals set for the given performance period and are specified by the Committee within the applicable period; provided, that with respect to the gains and charges referred to in sections (iii) through (vi), only gains or charges that individually or as part of a series of related items exceed $10 million are excluded. At the end of the performance period, the Committee will certify the satisfaction of the net income requirement and the level of attainment of the performance goal(s). Any awards payable under the incentive plan will be paid in cash no later than March 15th of the calendar year following the end of the performance period.

The incentive plan is effective for all fiscal years beginning with fiscal 2007, but the continued effectiveness of the Plan will be subject to the approval of Danaher’s shareholders at such times as Section 162(m) may require. Danaher’s Board may amend, suspend or terminate the incentive plan at any time without the consent of the participants or their beneficiaries, but the Board must submit any plan amendment to Danaher’s shareholders if and to the extent such approval is required under Section 162(m).

Within the applicable period, the Committee may adopt such forfeiture, proration or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on awards of a participant’s death, disability, voluntary termination of employment, termination by Danaher for cause, or termination by Danaher without cause. The Committee will administer the 2007 Cash Incentive Compensation Plan, and awards may be granted and paid, only in compliance with all applicable laws, rules and regulations. To the extent permitted by applicable law, the 2007 Cash Incentive Compensation Plan will be treated as amended to the extent necessary to conform to all applicable laws, rules and regulations. Except as and to the extent the law requires, or as the plan expressly provides, a participant’s rights under the plan may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy).

Amendment to the Amended and Restated Executive Deferred Incentive Program

In 2003, Danaher’s shareholders approved the Amended and Restated Danaher Corporation & Subsidiaries Executive Deferred Incentive Program (the “EDIP”), a non-qualified, unfunded deferred compensation program for selected management associates of Danaher and its subsidiaries. Under the terms of the EDIP Amendment, the number of shares of Danaher common stock authorized for issuance under the EDIP has been increased from 1,000,000 to 2,000,000. In addition, the EDIP Amendment provides that in the event of a nonreciprocal transaction between Danaher and our shareholders that causes the per-share fair value of Danaher’s common stock to change, the maximum number of shares of Danaher common stock authorized for issuance under the plan will be proportionately and appropriately increased. The full text of the EDIP Amendment is as follows:

6.2 Shares to be Issued. The aggregate number of shares of Common Stock that may be issued by the Plan Sponsor to satisfy the obligations under the Plan shall not exceed two million (2,000,000) shares of Common Stock. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Plan Sponsor reacquires, including shares it purchases on the open market. In the event of a nonreciprocal transaction between the Plan Sponsor and its shareholders that causes the per-share fair value of the Common Stock to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large nonrecurring cash dividend, this Section 6.2 of the Plan shall be deemed to be proportionately and appropriately amended to adjust the maximum number of shares of Common Stock subject to the Plan pursuant to this Section.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description

10.1	2007 Stock Incentive Plan

10.2	2007 Executive Cash Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: May 17, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	2007 Stock Incentive Plan

10.2	2007 Executive Cash Incentive Compensation Plan